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                                                     Rule 424(b)(3)
                                                     Registration No. 333-88069

                        SUPPLEMENT DATED JANUARY 3, 2000

                                       TO

                         PROFILE DATED OCTOBER 14, 1999
                                       AND
                        PROSPECTUS DATED OCTOBER 14, 1999

                                       FOR

                                FUTURITY ACCOLADE
                           VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


         Effective January 3, 2000, for all Futurity Accolade Variable and Fixed Annuity Contracts ("Accolade Contracts") issued on or after October 14, 1999, we will:

     - waive the 2% and 1% withdrawal charges on all Purchase Payments you make in Account Years 7 and 8, respectively; and

     - reduce the charge you pay for an optional death benefit rider if your were at least 70 but less than 80 years old on the Contract Date from 0.40% to 0.20% of your average daily Contract value.

All references to the 2% and 1% withdrawal charges contained in the Profile ("Profile") and the Prospectus ("Prospectus") for the Futurity Accolade Variable and Fixed Annuity, each dated October 14, 1999, should be disregarded.

         Additionally, effective January 3, 2000, all references in the Profile and Prospectus to a 0.40% charge for option death benefit riders should be changed to a 0.20% charge.



         THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED BY OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FUTURITY ACCOLADE VARIABLE AND FIXED ANNUITY, DATED OCTOBER 14, 1999, AND SHOULD BE READ TOGETHER WITH THE PROSPECTUS, AND THE CURRENT PROSPECTUSES OF THE FUNDS. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.



FUT 892